KNOWLEDGE STREAM PARTNERS, INC.,
                             1999 STOCK OPTION PLAN

                           ADOPTED ON JANUARY 1, 1999


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                               TABLE OF CONTENTS

                                                                      PAGE NO.

SECTION 1. ESTABLISHMENT AND PURPOSE.......................................1

SECTION 2. ADMINISTRATION..................................................1

SECTION 3. ELIGIBILITY.....................................................1

        (a)    General Rule................................................1
        (b)    Ten-Percent Stockholders....................................1

SECTION 4. STOCK SUBJECT TO PLAN...........................................1

        (a)    Basic Limitation............................................1
        (b)    Additional Shares...........................................2

SECTION 5. TERMS AND CONDITIONS OF OPTIONS.................................2

        (a)    Stock Option Agreement......................................2
        (b)    Number of Shares............................................2
        (c)    Exercise Price..............................................2
        (d)    Withholding Taxes...........................................2
        (e)    Exercisability..............................................2
        (f)    Accelerated Exercisability..................................3
        (g)    Basic Term..................................................3
        (h)    Nontransferability..........................................3
        (i)    No Rights as a Stockholder..................................3
        (j)    Modification, Extension and Assumption
                 of Options................................................3
        (k)    Restrictions on Transfer of Shares..........................3

SECTION 6. PAYMENT FOR SHARES..............................................4

        (a)    General Rule................................................4
        (b)    Surrender of Stock..........................................4
        (c)    Promissory Note.............................................4
        (d)    Exercise/Sale...............................................4
        (e)    Exercise/Pledge.............................................4

SECTION 7. ADJUSTMENT OF SHARES............................................5

        (a)    General.....................................................5
        (b)    Mergers and Consolidations..................................5
        (c)    Reservation of Rights.......................................5


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SECTION 8. SECURITIES LAWS REQUIREMENTS....................................5

SECTION 9. NO RETENTION RIGHTS.............................................6

SECTION 10. DURATION AND AMENDMENTS........................................6
        (a)    Term of the Plan............................................6
        (b)    Right to Amend or Terminate the Plan........................6
        (c)    Effect of Amendment or Termination..........................6

SECTION 11. DEFINITIONS....................................................6

SECTION 12. EXECUTION......................................................8



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                        KNOWLEDGE STREAM PARTNERS, INC.
                             1999 STOCK OPTION PLAN


SECTION 1.  ESTABLISHMENT AND PURPOSE.

     The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

     Capitalized terms are defined in Section 11.

SECTION 2.  ADMINISTRATION.

     Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Optionees and all persons deriving their rights from an Optionee.

SECTION 3.  ELIGIBILITY.

     (a) GENERAL RULE. Only Employees shall be eligible for the grant of Options.

     (b) TEN-PERCENT STOCKHOLDERS. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless
(i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of
Section 424(d) of the Code shall be applied.

SECTION 4.  STOCK SUBJECT TO PLAN.

     (a) BASIC LIMITATION. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options) shall not exceed 200,000 Shares of the Company's common stock, subject to adjustment pursuant to Section
7. The number of Shares that are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.


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     (b) ADDITIONAL SHARES. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed exceed 200,000 Shares of the Company's common stock (subject to adjustment pursuant to Section
7).

SECTION 5.  TERMS AND CONDITIONS OF OPTIONS.

     (a) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

     (c) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of a Nonstatutory Option shall not be less than 85% of the Fair Market Value of such Shares on the date of grant. Subject to the preceding two sentences, the Exercise Price under an Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 6.

     (d) WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

     (e) EXERCISABILITY. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. In general, the Company intends to grant Options that become exercisable over three years, with 331/3% of such Options vesting per year. The exercisability provisions of a Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.


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     (f) ACCELERATED EXERCISABILITY. Unless the applicable Stock Option
Agreement provides otherwise, all of an Optionee's Options shall become exercisable in full if:

          (i) The Company is subject to a Change in Control before the Optionee's Service terminates;

          (ii) Such Options do not remain outstanding;

          (iii) Such Options are not assumed by the surviving corporation or its parent; and

          (iv) The surviving corporation or its parent does not substitute options with substantially the same terms for such Options.

     (g) BASIC TERM. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and in the case of an ISO a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service or death.

     (h) NONTRANSFERABILITY. No Option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (i) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

     (j) MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

     (k) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the

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applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 6.  PAYMENT FOR SHARES.

     (a) GENERAL RULE. The entire Exercise Price of Options issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 6.

     (b) SURRENDER OF STOCK. To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. For example, by attesting to the ownership of old Shares without actually surrendering them, the Optionee then receives only the net number of new Shares (i.e. the number of Shares for which the Option has been exercised minus the number of Shares required to pay the Exercise Price). Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     (c) PROMISSORY NOTE. To the extent that a Stock Option Agreement so provides, all or a portion of the Exercise Price of Options issued under the Plan may be paid with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

     (d) EXERCISE/SALE. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     (e) EXERCISE/PLEDGE. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.


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SECTION 7.  ADJUSTMENT OF SHARES.

     (a) GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

     (b) MERGERS AND CONSOLIDATIONS. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionees' consent, may provide for:

          (i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

          (ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

          (iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; or

          (iv) The cancellation of each outstanding Option after payment to the Optionee of an amount in cash or cash equivalents equal to (A) the Fair Market Value of the Shares subject to such Option at the time of the merger or consolidation minus (B) the Exercise Price of the Shares subject to such Option.

     (c) RESERVATION OF RIGHTS. Except as provided in this Section 7, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8.  SECURITIES LAW REQUIREMENTS.

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and

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regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 9.  NO RETENTION RIGHTS.

     Nothing in the Plan or in any Option granted under the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 10. DURATION AND AMENDMENTS.

     (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 7), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

     (c) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 11. DEFINITIONS.

     (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

     (b) "CHANGE IN CONTROL" shall mean:

          (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

          (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets.


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A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "COMPANY" shall mean Knowledge Stream Partners, Inc., a Delaware corporation.

     (e) "EMPLOYEE" shall mean any individual who is a common-law employee of the Company or a Subsidiary.

     (f) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

     (g) "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     (h) "ISO" shall mean an employee incentive stock option described in
Section 422(b) of the Code.

     (i) "NONSTATUTORY OPTION" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

     (j) "OPTION" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

     (k) "OPTIONEE" shall mean an individual who holds an Option.

     (l) "PLAN" shall mean this Knowledge Stream Partners, Inc., 1999 Stock Option Plan.

     (m) "SERVICE" shall mean service as an Employee.

     (n) "SHARE" shall mean one share of Stock, as adjusted in accordance with
Section 7 (if applicable).

     (o) "STOCK" shall mean the Common Stock of the Company, with a par value of $.01 per Share.

     (p) "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

     (q) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the

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corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 12. EXECUTION.

     To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.


                                      KNOWLEDGE STREAM PARTNERS, INC.



                                      By: /s/ Richard G. van der Hooning
                                          -----------------------------------
                                          Name:    Robert G. van der Hooning
                                          Title:   Chief Executive Officer